UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2009

ENZON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12957	22-2372868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Route 202/206, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code:  (908) 541-8600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 23, 2009, Enzon Pharmaceuticals, Inc. (the "Company") and Continental Stock Transfer & Trust Company (the "Rights Agent") entered into the Third Amendment (the "Amendment") to the Rights Agreement, dated as of May 17, 2002, as amended, between the Company and the Rights Agent (the "Rights Agreement").  The Amendment provides that the Company's stockholders may beneficially own less than 19% of the outstanding shares of common stock of the Company without becoming an Acquiring Person (as defined in the Rights Agreement) and thereby triggering the rights under the Rights Agreement.  Prior to the Amendment, stockholders who reported beneficial ownership of the common stock of the Company on Schedule 13G under the Securities Exchange Act of 1934, as amended, could beneficially own less than 20% of the outstanding shares of common stock of the Company without becoming an Acquiring Person, and all other stockholders could beneficially own less than 15% of the outstanding shares of common stock of the Company without becoming an Acquiring Person.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 4.1, and the terms of which are incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above in this Current Report is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.                                                                           Description

4.1	Third Amendment to the Rights Agreement, dated as of July 23, 2009, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 24, 2009

ENZON PHARMACEUTICALS, INC.

By:	/s/ Paul S. Davit
Name:	Paul S. Davit
Title:	Executive Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.                                                                           Description
4.1	Third Amendment to the Rights Agreement, dated as of July 23, 2009, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company.